UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 10, 2012

TeleTech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11919	84-1291044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

(303) 397-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 13, 2012, TeleTech Holdings, Inc. (the “Company”) announced the nomination of Robert Webb for election to the Company’s Board of Directors (the “Board”) at the Company’s Annual Meeting of Stockholders on May 24, 2012.  On May 10, 2012, Mr. Webb informed the Board that he is unable to serve on the Board and has withdrawn his nomination for election to the Board due to the potential of his service on the Board conflicting with his day-to-day responsibilities to his current employer.

In accordance with the Company’s policy concerning nominees who are unable or unwilling to serve as a director of the Company, as set forth on page 7 of the Company’s 2012 Definitive Proxy Statement filed on Form DEF 14A with the Securities and Exchange Commission on April 13, 2012, the Board will either elect such other person as the Board may nominate or will reduce the number of directors that constitute the full Board from eight to seven.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2012

TELETECH HOLDINGS, INC.
(Registrant)

	By:	/s/ Kenneth D. Tuchman
	Name:	Kenneth D. Tuchman
	Title:	Chief Executive Officer